EXHIBIT 10.22

AMENDMENT NO. 1
TO
CHANGE IN CONTROL SEVERANCE AGREEMENT
This AMENDMENT NO. 1 TO CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Amendment”) is entered into as of February 18, 2015, by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company,” which term shall include any successor by merger, consolidation, sale of substantially all of the Company’s assets or otherwise), and Joseph W. Turgeon (“Employee”). All capitalized terms that have not been defined herein shall have the meanings ascribed to such terms in the Change in Control Severance Agreement (the “Agreement”) dated March 28, 2014, by and between the Company and Employee.
RECITALS
WHEREAS, the Company and Employee previously entered into the Agreement, which provides for the payment of certain benefits in connection with Employee’s termination of employment with the Company in certain circumstances following a Change in Control; and
WHEREAS, the Company and Employee desire to amend Section 3(a)(ii) of the Agreement to extend the Base Salary portion of the severance benefits from a period of twelve (12) months to a period of twenty-four (24) months following such termination, subject to the provisions of the Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:
1.Section 3(a)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(ii)    An amount equal to the Employee’s monthly Base Salary rate (but not as an employee), paid monthly for a period of twenty-four (24) months following such termination; provided that to the extent that the payment of any amount constitutes “nonqualified deferred compensation” for purposes of Code Section 409A, any such payment scheduled to occur during the first sixty (60) days following such termination shall not be paid until the sixtieth (60th) day following such termination and shall include payment of any amount that was otherwise scheduled to be paid prior thereto.”
2.Except as expressly amended herein, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.
3.This Amendment may be executed in counterparts, each of which shall be deemed to be an original but together which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

“COMPANY” SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation
By:

Name:

Title:

“EMPLOYEE”
Joseph W. Turgeon

[Signature Page to Amendment No. 1 to Change in Control Severance Agreement]